Filed Under Rule 424(b)(3)
File No. 333-146657

PROSPECTUS SUPPLEMENT NO. 11 TO
REGISTRATION STATEMENT DECLARED EFFECTIVE
ON OCTOBER 19, 2007

g8wave Holdings, Inc.

2,674,893 Shares of Common Stock

This Prospectus Supplement updates and should be read in conjunction with the Prospectus dated October 23, 2007, as supplemented by Prospectus Supplement No. 1, dated November 5, 2007, Prospectus Supplement No. 2, dated November 14, 2007, Prospectus Supplement No. 3, dated January 4, 2008, Prospectus Supplement No. 4, dated January 31, 2008, Prospectus Supplement No. 5, dated February 5, 2008, Prospectus Supplement No. 6, dated February 27, 2008, Prospectus Supplement No. 7, dated April 3, 2008, Prospectus Supplement No. 8, dated April 22, 2008, Prospectus Supplement No. 9, dated April 28, 2008 and Prospectus Supplement No. 10, dated May 12, 2008 (collectively, the “Prospectus”), which should be delivered with this Prospectus Supplement. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering, and therefore will not receive any proceeds from this offering, other than the exercise price, if any, to be received upon exercise of the warrants referred to in the Prospectus.

This Prospectus Supplement includes the following document, as filed by us with the Securities and Exchange Commission:

•	The attached Quarterly Report on Form 10-Q of g8wave Holdings, Inc., filed on May 15, 2008.

Our common stock is quoted on the regulated quotation service of the OTC Bulletin Board under the symbol “GEWV.OB”.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is May 15, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

[Mark One]
☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2008

or
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _____to______

Commission file number: 333-136487

g8wave Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-3513270
(State of Incorporation)	(IRS Employer Ident. No.)

126 Brookline Avenue, Suite 201, Boston, MA	02215
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number: (866) 892-9090

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒   No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non- accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.
☐ Large accelerated filer	☐ Accelerated filer	☒ Non Accelerated filer

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act. Yes ☐   No ☒

The number of shares outstanding of each of the issuer’s classes of equity as of May 14, 2008: 24,516,260 shares of common stock, no par value. As of May 14, 2008, the issuer had no shares of preferred stock outstanding.

g8wave Holdings, Inc.

g8wave Holdings, Inc.
Consolidated Balance Sheets

	March 31, 2008	December 31, 2007
	Unaudited
Assets
Current Assets:
Cash	$114,861	$852,782
Accounts receivable	686,763	622,061
Prepaid expenses	288,171	218,421
Due from affiliates	68,912	61,028
Other current assets	4,750	4,750

Total Current Assets	1,163,457	1,759,042

Property, plant, and equipment, net	202,194	232,797
Capitalized production costs	400,000	400,000

Total Assets	$1,765,651	$2,391,839

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$1,399,316	$1,407,923
Deferred revenue	17,000	20,000
Due to affiliates	123,054	29,838

Total Current Liabilities	1,539,370	1,457,761

Stockholders' Equity:
Preferred Stock, $.001 par value; 10,000,000 shares authorized; no shares issued and outstanding at December 31, 2007 and 2006, respectively	-	-
Common stock, $.001 par value: 90,000,000 shares authorized; 24,516,260 and 22,422,978 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	24,516	22,423
Additional paid-in-capital	12,083,411	11,124,629
Accumulated other comprehensive income	(17,934)	(16,445)
Accumulated deficit	(11,863,712)	(10,196,529)

Total Stockholders' Equity	226,281	934,078

Total Liabilities and Stockholders' Equity	$1,765,651	$2,391,839

See accompanying notes to unaudited consolidated financial statements

g8wave Holdings, Inc.
Consolidated Statements of Operations
For the three months ended March 31,
(Unaudited)

	2008	2007
Revenue	$1,138,735	$2,079,512

Cost of Sales	622,917	1,303,826

Gross Profit	515,818	775,686

Operating Expenses:
Administration	1,404,610	624,415
Sales and marketing	250,801	229,112
Information technology	305,727	302,389
Operations	72,250	200,501
Finance	57,557	57,946
Corporate	58,184	65,080
Depreciation and amortization	35,342	39,418
Total Operating Expenses	2,184,471	1,518,861

Operating Loss	(1,668,653)	(743,175)

Non-Operating Items:
Interest income	1,926	37,502

Loss before (provision) benefit for income taxes	(1,666,727)	(705,673)

(Provision) benefit for income taxes	(456)	(4,460)

Net Loss	(1,667,183)	(710,133)

Other Comprehensive Income
Foreign currency translation adjustment	(1,489)	5,481

Comprehensive Loss	$(1,668,672)	$(704,652)

Net loss per share attributable to common stockholders:
Basic and diluted net loss per share attributable to common stockholders	$(0.07)	$(0.04)
Weighted average shares used to compute basic and diluted loss per share attributable to common stockholders	23,792,505	16,822,500

See accompanying notes to unaudited consolidated financial statements

g8wave Holdings, Inc.
Consolidated Statements of Cash Flows
Three Months ended March 31,

	2008	2007
Cash Flows From Operating Activities:
Net loss	$(1,667,183)	$(710,133)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	35,342	39,418
Issuance of restricted common stock in exchange for consulting services	79,400	16,500
Issuance of warrants in exchange for settlement agreement	346,486	-
Compensation expense - stock options and restricted stock units	443,325	1,417
Changes in operating assets and liabilities:
Accounts receivable, trade	(65,338)	177,049
Prepaid expenses	(69,353)	(494,899)
Deposits	-	25,000
Stockholder interest receivable	-	87
Corporation tax refund receivable	-	4,820
Accounts payable and accrued expenses	(8,715)	(38,750)
Deferred revenue	(3,000)	(5,500)
Total adjustments	758,147	(274,858)
Net cash used in operating activities	(909,036)	(984,991)

Cash Flows From Investing Activities:
Property and equipment expenditures	(5,200)	(14,198)
Principal payments received on note receivable, stockholder	-	6,250
Net cash flow used in investing activities	(5,200)	(7,948)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	91,664	-
Due from/to affiliates	86,038	(160,330)
Net cash flow provided by (used in) financing activities	177,702	(160,330)

Effect of exchange rate changes on cash	(1,387)	565

Net (decrease) increase in Cash	(737,921)	(1,152,704)

Cash, Beginning of Year	852,782	4,081,176
Cash, End of Period	$114,861	$2,928,472

See accompanying notes to unaudited consolidated financial statements

g8wave Holdings, Inc.
Notes to Consolidated Financial Statements

1.	Nature of Business

g8wave Holdings, Inc. (the “Company”) is a worldwide integrated, mobile media company and provider of interactive entertainment, social networking technologies and community services to the mobile market. The Company maintains its headquarters in Boston, Massachusetts and its operations center in London, England.

The Company is subject to risks common to emerging, technology-oriented companies including, but not limited to, new technological innovations, dependence on key personnel, protection of proprietary technology, and the need to obtain adequate financing to fund future operations.

2.	Basis of Presentation and Consolidation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying consolidated financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. The consolidated financial statements present the results of operations of the Company’s U.S. parent, U.S. subsidiary and U.K. subsidiary for the periods ended March 31, 2008 and 2007. All significant intercompany accounts and transactions have been eliminated. These consolidated financial statements should be read in conjunction with the financial statements for the year ended December 31, 2007 and notes thereto contained on Form 10-KSB of the Company as filed with the Securities and Exchange Commission. The results of operations for the three months ended March 31, 2008 are not necessarily indicative of the results for the full fiscal year ending December 31, 2008.

Going Concern - The Company’s financial statements have been prepared on the basis of continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business. The Company’s continued existence is dependent upon its ability to resolve its liquidity problems, principally by obtaining debt and/or additional equity financing.  The Company has yet to generate a positive internal cash flow, and until significant sales of its product and/or services occur, it is mostly dependent upon debt and equity funding.

Management expects operating losses and negative cash flows to continue for the foreseeable future because of costs and expenses related to selling and marketing of the Company’s services, continued development of the Company’s technology, and development of relationships with other businesses. Failure to generate sufficient revenues or raise additional financing would have a material adverse effect on the Company’s ability to continue as a going concern and to achieve its intended business objectives.

3.	Summary Significant Accounting Policies

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition - The Company’s revenue is derived primarily from telecommunications arrangements and from mobile marketing services. The Company applies the guidelines for revenue recognition established in SEC Staff Accounting Bulletin No. 104 “Revenue Recognition in Financial Statements.” These guidelines establish that revenue can only be recognized when (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) the sales price is fixed or determinable and (4) collectability is reasonably assured.

Revenue is recognized as services are provided for telecommunications arrangements. Revenue from mobile marketing services is recognized on the completed-contract basis when the services are completed and accepted by the customer or on deliverable benchmarks depending on the terms of the related contract. The completed-contract method is used because the Company’s contracts for these types of services are typically either short-term in duration or management is unable to make reasonably dependable estimates of the costs of the contracts.

Deferred revenue is recorded for products or services that have not been provided but have been invoiced under contractual agreements or paid for by a customer, or when products or services have been provided but the criteria for revenue recognition have not been met.

Stock-Based Compensation—The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment, as supplemented by the interpretation provided by SEC Staff Accounting Bulletin No. 107, issued in March 2005. (SFAS 123R replaced SFAS 123, Stock-Based Compensation, issued in 1995.) Under this method, the fair value of all common stock granted or modified after adoption must be recognized in the statement of operations and total compensation cost related to non-vested awards not yet recognized, determined under the original provisions of SFAS 123, must also be recognized in the statement of operations.

Foreign Currency Translation – For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenue, expenses, and cash flows are translated at the average exchange rate for the period to approximate translation at the exchange rate prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss. As of March 31, 2008 and December 31, 2007, the exchange rate for the United Kingdom Pound was $1.9941 U.S. and $1.9973 U.S., respectively, for ₤1.00.

The functional currency of the Company’s U.K. subsidiary is the local currency. The financial statements of the subsidiary are translated to U.S. dollars using period-end rates of exchange for assets and liabilities, and the average rate of exchange for the period for revenue, costs and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations.

Recent Accounting Pronouncements – The FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – an amendment of be used for all business combinations and for an acquirer to be identified for each business combination. SFAS No. 141R is effective for periods beginning on or after December 15, 2008, and will apply to all business combinations occurring after the effective date. The Company is currently evaluating the requirements of SFAS No. 141R.

The FASB also issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51, Consolidated Financial Statements” in December 2007. This Statement amends ARB No. 51 to establish new standards that will govern the (1) accounting for and reporting of non-controlling interests in partially owned consolidated subsidiaries and (2) the loss of control of subsidiaries. Non-controlling interest will be reported as part of equity in the consolidated financial statements. Losses will be allocated to the non-controlling interest, and, if control is maintained, changes in ownership interests will be treated as equity transactions. Upon a loss of control, any gain or loss on the interest sold will be recognized in earnings. SFAS No. 160 is effective for periods beginning after December 15, 2008. The Company is currently evaluating the requirements of SFAS No. 160.

In March 2008, the FASB issued Statement of Financial Accounting Standards 161 ("FAS 161"), "Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133." FAS 161 gives financial statement users better information about the reporting entity's hedges by providing for qualitative disclosures about the objectives and strategies for using derivatives, quantitative data about the fair value of and gains and losses on derivative contracts, and details of credit-risk-related contingent features in their hedged positions. FAS 161 is effective for financial statements issued for fiscal years beginning after November 15, 2008 and interim periods within those years. The Company does not expect the adoption of FAS 161 to have a material effect on the Company's financial statements.

4.	Net Loss per Share

Basic and diluted net loss per common share is calculated by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is the same as basic net loss per common share, since the effects of potentially dilutive securities are antidilutive for all periods presented.

	March 31,
	2008	2007
Numerator:
Net loss attributable to common stockholders	$(1,667,183)	$(710,133)

Denominator:
Weighted average common shares outstanding — basic and diluted	23,792,505	16,822,500

Net loss attributable to common stockholders per share — basic and diluted	$(0.07)	$(0.04)

Net loss per share amounts have been computed based on the weighted-average number of common shares outstanding during each period. Because of the net loss reported in each period, diluted and basic per share amounts are the same. For the periods ended March 31, 2008 and 2007, options to purchase shares of common stock, Restricted Stock Units, and warrants to purchase shares of common stock were not included in the computation of net loss per share, because the effect would be antidilutive.

5.	Preferred Stock

The Company has authorized 10,000,000 shares of $.001 par value preferred stock of which zero shares were issued and outstanding at March 31, 2008 and December 31, 2007.

6.	Common Stock

On December 11, 2007, the Company entered into an agreement to engage the services of Stern & Co. (“Stern”) as an outside business consultant for a period of six months. In return for consulting services, the Company will issue Stern 500,000 restricted shares of the Company’s common stock on an agreed upon vesting schedule. In accordance with the vesting schedule, 100,000 restricted shares were issued on January 8, 2008, 80,000 restricted shares were issued on January 23, 2008, and 80,000 restricted shares were issued on March 13, 2008. The Company recognized $79,400 in compensation expense based on the closing price of the Company’s stock on the dates of issuance ($0.37 per share on both January 8, 2008 and January 23, 2008 and $0.16 per share on March 13, 2008).

On January 31, 2008, the Company entered into settlement agreements and releases of claims (collectively, the “Settlement Agreements”) with certain shareholders (individually, a “Settling Investor,” and collectively, the “Settling Investors”) who purchased shares of common stock and received warrants to purchase additional shares of common stock in a private placement (the “Private Placement”) of the Company’s securities on or about August 13, 2007. Subsequent to and in connection with the Private Placement, a potential dispute arose between the Company and the Settling Investors. The Company does not believe that it has any liability to the Settling Investors in connection with the Private Placement, but determined that the economic and other costs (such as diversion of management’s time and attention) of defending the potential dispute would exceed the costs of settling with the Settling Investors.

Pursuant to the terms of the Settlement Agreements, the Settling Investors agreed to release all claims and causes of action they might have against the Company, other than those to enforce their rights under their respective Settlement Agreement. In consideration for such releases, the Company issued to the Settling Investors warrants (collectively, the “Warrants”) to purchase up to an aggregate of 1,283,282 shares of the Company’s common stock at an exercise price of $0.05 per share, which Warrants were exercisable within ten (10) days after the date on which they were issued. The Company also agreed to file a registration statement registering the shares of common stock issuable upon exercise of the Warrants within forty-five (45) days following the earlier of (i) the completion of the Company’s audit for the year ended December 31, 2007, and (ii) the filing of the Company’s Annual Report on Form 10-KSB for the year then ended.  Simultaneously with the execution of the Settlement Agreements, the Settling Investors exercised their respective Warrants, to purchase an aggregate of 1,283,282 shares of the Company’s common stock, for an aggregate exercise price of $64,164.

The fair value of the warrants on their grant date was measured using the Black-Scholes option pricing model. Key assumptions used to apply this pricing model were as follows:

Risk-free interest rate	1.50%
Expected volatility	137.01%
Expected life of option	0.0274 years
Expected dividend yield	0%

As result, the Company recognized $346,484 in settlement expense associated with the noted warrants.

On February 1, 2008, the Company entered into a services agreement with Lion Gate Capital, Inc. (“Advisor”). Under the terms of the agreement, Advisor would provide advisory services to the Company for a period of six months. As compensation for the services to be rendered, Advisor received a warrant to purchase up to 550,000 restricted shares of the Company’s common stock at a per share exercise price of $0.05. Simultaneously with the execution of the services agreement, Advisor exercised its respective warrants to purchase an aggregate of 550,000 restricted shares of the Company’s common stock, for an aggregate exercise price of $27,500.

The fair value of the warrants on their grant date was measured using the Black-Scholes option pricing model. Key assumptions used to apply this pricing model were as follows:

Risk-free interest rate	1.50%
Expected volatility	137.01%
Expected life of option	0.0274 years
Expected dividend yield	0%

As result, the Company recognized $148,500 in compensation expense associated with the noted warrants.

7.	Stock Option and Grant Plan

In 2007, the Company adopted its 2007 Equity Incentive Plan (the “2007 Plan”). A total of 4,725,000 shares of the Company's common stock are permitted to be granted under the 2007 Plan in the form of options, restricted stock, restricted stock units, and other awards permitted thereunder.  In connection with the Merger, options to purchase an aggregate of 971,849 shares of g8wave, Inc.'s common stock were exchanged for options to purchase 971,849 shares of the Company's common stock under the 2007 Plan on substantially the same terms.

The weighted average fair value of options granted in the three months ended March 31, 2008 was $0.37.

The Company recognized $1,172 of compensation expense related to vested share-based stock option awards in the three months ended March 31, 2008. As of March 31, 2008, there was an additional $149,891 of total unrecognized compensation cost related to unvested share-based stock option awards. This cost is expected to be recognized over a weighted average period of approximately four years.

The fair value of options on their grant date was measured using the Black-Scholes option pricing model. Key assumptions used to apply this pricing model are as follows at March 31, 2008 and December 31, 2007:

Risk-free interest rate	4.01
Expected volatility	120%
Expected life of option	5 years
Expected dividend yield	0%

8.	Restricted Stock Units

At March 31, 2008, under the Company’s 2007 Stock Incentive Plan (the “2007 Plan”) and pursuant to respective employment agreements, the Company had outstanding 2,217,327 restricted stock units (“RSUs”). Each RSU, when fully vested, entitles the holder thereof to one share of the Company’s common stock, par value $.001 per share. Related compensation expense is determined by multiplying the RSU award by the stock price on the date of grant and applying a 15% discount rate for factors leading to a lack of liquidity.

The Company recognized $293,653 of compensation expense related to vested RSUs in the three months ended March 31, 2008. As of March 31, 2008, there was an additional $2,069,155 of total unrecognized compensation cost related to unvested RSUs. The compensation expense is then recognized over the vesting period. This cost is expected to be recognized over a weighted average period of approximately four years.

9.	Subsequent Events

On April 16, 2008, the symbol under which the Company’s common stock is quoted on the Over-the-Counter Bulletin Board (the “OTCBB”) was changed from “GEWV.OB” to “GEWVE.OB,” as a result of the Company’s failure to be in full compliance with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “34 Act”), as required by NASD Market Place Rule 6350 (“Rule 6350”). Rule 6350 requires, among other things, that in order for a domestic equity security to be eligible for quotation on the OTCBB, the issuer of such security must be current in its reporting obligations under the 34 Act. The Company came into full compliance with its reporting obligations under the 34 Act, as required by Rule 6350 by filing its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, and effective as of May 14, 2008, the symbol under which the Company’s common stock is quoted on the OTCBB was changed back to “GEWV.OB”.

On April 22, 2008, g8wave, Inc., (the “Borrower”), entered into a Revolving Credit and Security Agreement (the “Loan Agreement”) with PMCG Management Company, LLC (the “Lender”). Mr. Mindich, an officer, director, and stockholder of the Company, has a significant ownership interest in, and is a director of, the Lender.

Pursuant to the terms of the Loan Agreement, at the Borrower’s request and in the Lender’s sole discretion, the Lender will make loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $250,000, which amount is subject to increase at the Lender’s discretion. Each loan will bear interest at the Prime Rate (as reported from time to time in the Wall Street Journal) plus 2 percent per annum and will be calculated based on a 360 day year and actual days elapsed. Accrued interest is payable in arrears on the first business day of each month. Any amounts not paid when due bear interest at a default rate equal to the Prime Rate plus 5 percent. The loans and all other indebtedness owing to the Lender are secured by a lien on all or substantially all of the Borrower’s assets.

The loans, including all interest, fees, expenses and other amounts payable under the Loan Agreement, as well as any other indebtedness owing to the Lender, are payable within 10 days after a demand for payment is made by the Lender (the “Demand Period”). However, if the Company and Mr. Mindich enter into a definitive agreement for the sale by the Company to Mr. Mindich of all of the shares of the Company’s subsidiary, g8wave, Inc., the Demand Period will be extended to 20 days. The Borrower may prepay the loans at any time.

On April 24, 2008, William Duke, the Company’s Chief Financial Officer, tendered his resignation from that position and as an employee of the Company. Mr. Duke’s resignation is be effective on a date to be determined, but is expected to occur on or before May 18, 2008.

On May 12, 2008, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Mr. Mindich and PMCG Management Company, LLC (“PMCG”), pursuant to which the Company agreed to sell to Mindich (the “Sale”) all of the Company’s right, title and interest in and to the capital stock (the “Subsidiary Shares”) held by the Company in its wholly-owned subsidiary, g8wave, Inc., a Delaware corporation (the “Subsidiary”). Mr. Mindich is an officer, director, and stockholder of the Company and has a significant ownership interest in, and is a director of, PMCG.

Pursuant to the Purchase Agreement, in exchange for the Subsidiary Shares, Mr. Mindich has agreed to (1) pay to the Company at closing the sum of $30,000, (2) surrender to the Company all of the shares of the Company’s Common Stock held by Mr. Mindich (9,457,500 shares comprising approximately 39% of the Company’s issued and outstanding shares as of the date hereof), which shall be cancelled effective with the closing, (3) assume and agree to discharge certain of the Company’s liabilities, as set forth in the Purchase Agreement, (4) assume and agree to pay to the Company an amount that is reasonably necessary for the Company to continue in existence and remain in compliance with applicable laws and the rules and regulations of the Securities and Exchange Commission and state securities regulators for a period of 12 months following the closing, in an amount not to exceed $125,000, less the $30,000 payable at closing, and (5) obtain an extended reporting period endorsement to the Company’s D&O insurance policy for a period of 3 years following the closing.

The Subsidiary Shares comprise all or substantially all of the Company’s assets. Accordingly, if the Sale is consummated, the Company will have nominal operations and assets and will be a shell company, as defined in Section 12b-2 of the Securities Exchange Act of 1934, as amended.

Pursuant to the Purchase Agreement, Mr. Mindich is also required to indemnify, defend and hold harmless the Company, its affiliates, and certain other related parties from and against the liabilities being assumed by Mr. Mindich and all liabilities of the Subsidiary.

The Purchase Agreement may be terminated (1) at any time by the mutual consent of the Company and Mindich, or (2) by the Company, at any time prior to obtaining disinterested stockholder approval, if the Board of Directors obtains and elects to pursue a bona fide acquisition proposal or financing proposal from a third party that the Company determines in good faith is superior to the transactions contemplated in the Purchase Agreement. In the event the Company terminates the Purchase Agreement or the closing does not occur by June 7, 2008 for any reason other than the failure of the conditions to the Company’s closing obligations to be satisfied, the Company shall pay to Mr. Mindich an amount equal to 120% of (1) any funds advanced by Company Mindich or his affiliate to the Subsidiary from the date of the Purchase Agreement to the effective date of termination, less any amounts required to be paid by the Subsidiary pursuant to the Loan Agreement, and (2) any out-of-pocket expenses incurred by Mr. Mindich in connection with the transactions contemplated by the Purchase Agreement. In addition, the Company shall grant to Mr. Mindich for a period of 20 months following the termination date, a non-exclusive right and license to use the technology and other assets of the Company necessary in the reasonable judgment of Mr. Mindich to permit him to fulfill his and his affiliates’ customer’s mobile technology campaigns on a continuing basis.

If the Sale is consummated, the Company is required to promptly change its corporate name and is not permitted thereafter to use, or permit its affiliates to use, the name “g8wave” or any names reasonably similar thereto.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation

In this Quarterly Report on Form 10-Q, unless the context requires otherwise, “g8wave,” the “Company,” “we,” “us” and “our” refer to g8wave Holdings, Inc., a Delaware corporation, its wholly-owned subsidiary g8wave, Inc., and g8wave Ltd., the wholly-owned subsidiary of g8wave, Inc., taken as a whole.

The following Management’s Discussion and Analysis of Financial Condition and Results of Operation provides information that we believe is relevant to an assessment and understanding of our financial position and results of operations and plan of operation. The following discussion of the financial condition and results of operations should be read in conjunction with the Management’s Discussion and Analysis or Plan of Operation; the Financial Statements; the Notes to the Financial Statements; and the Risk Factors included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007; and all our other filings, including Current Reports on Form 8-K, filed with the SEC through the date of this report.

Forward Looking Statements

This Quarterly Report on Form 10-Q includes both historical and forward-looking statements, which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulations. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Such statements are intended to operate as “forward-looking statements” of the kind permitted by the Private Securities Litigation Reform Act of 1995, incorporated in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). That legislation protects such predictive statements by creating a “safe harbor” from liability in the event that a particular prediction does not turn out as anticipated. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. You should review carefully the section entitled “Risk Factors” beginning on page 18 of this Quarterly Report on Form 10-Q for a discussion of certain of the risks that could cause our actual results to differ from those expressed or suggested by the forward-looking statements.

The inclusion of the forward-looking statements should not be regarded as a representation by us, or any other person, that such forward-looking statements will be achieved. You should be aware that any forward-looking statement made by us in this Quarterly Report on Form 10-Q, or elsewhere, speaks only as of the date on which we make it. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on the forward-looking statements contained in this Quarterly Report on Form 10-Q.

Overview

We were organized in the State of New York in 1989 and reincorporated in Nevada on July 11, 2006 as International Food and Wine Consultants, Inc. On August 9, 2007, International Food and Wine Consultants, Inc. merged with and into its wholly-owned Delaware subsidiary, for the sole purpose of changing its state of incorporation to Delaware. On August 13, 2007, G8Wave Acquisition Corp., a newly formed wholly-owned subsidiary of International Food and Wine Consultants, Inc., merged with and into G8Wave, Inc., a private Delaware corporation (the “Merger”). Upon the closing of the Merger, G8Wave, Inc. became a wholly-owned subsidiary of International Food and Wine Consultants, Inc., and International Food and Wine Consultants, Inc. succeeded to G8Wave, Inc.’s line of business as its sole line of business. In connection with the Merger, International Food and Wine Consultants, Inc. changed its name to g8wave Holdings, Inc. and G8Wave Inc.’s name was changed to g8wave, Inc.

We are an integrated mobile media company operating at the intersection of mobile communities and brands. We provide our wireless interactive content technologies and services to mobile subscribers, media partners and customers primarily through our indirect wholly-owned subsidiary, g8wave Ltd. (“g8wave UK”). We provide content distribution services through our branded wireless access protocol stores, including: music, ringtones, games, video, ‘band or brand’ related information, tour or event schedules, headlines and articles and band and sports entertainment information, marketing applications, and services and community development products and services, including social networking and dating via the Internet, mobile sites and telephones.

We are continuing to expand our proprietary mobile services technology platform and social network infrastructure. We distribute our content though some of the world’s leading wireless carriers and provide our services to a wide array of corporate and media clients. Our products and services impact social communities and branded communities. We deliver community-based content and applications including community-oriented products, information products, download products, interactive products and mobile marketing products.

We are the developer and owner of unique content which is distributed through exclusive social and branded communities. Additionally, we license content from leading music bands and other third parties. Our technology platform enables clients to access Internet services (including streaming video and messaging) through a variety of protocols, including: WAP (wireless access protocol), MMS (multimedia messaging services), SMS (short messaging service) and Java. Our technology platform delivers messages and content directly to the user through the operator’s own connection, without the need for intermediaries.

Going Concern and Lack of Liquidity

Our consolidated statements of operations and our statements of operating cash flows reveal significant losses and the utilization of significant amounts of cash to support our operating activities. For the three months ended March 31, 2008, we had an accumulated deficit of $11,863,712, a consolidated net loss of $1,667,183, and consolidated net cash flows used in operations of $909,036. Our operations are not an adequate source of cash to fund future operations, and these matters give rise to substantial doubt about our ability to continue as a going concern. In order to continue as a going concern, we will require additional financing. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. Our ability to continue our operations will be dependent upon obtaining such further financing. To read more about our liquidity and going concern issues, you should review carefully the section entitled “Risk Factors” beginning on page 18 of this Quarterly Report on Form 10-Q and “Liquidity and Capital Resources” beginning of page 15 of this Quarterly Report on Form 10-Q.

Recent Events

Effective January 30, 2008, Leslie E. Bider resigned from the Company’s board of directors. Mr. Bider’s decision to resign was based on the demands on his time from other professional commitments, and not the result of any disagreement relating to the Company’s operations, policies or practices.

On January 30, 2008, the board of directors appointed Karl Spangenberg as a director to fill the vacancy on the board created by Mr. Bider’s resignation. There were no arrangements or understandings between Mr. Spangenberg and any other person pursuant to which he was selected as a director.

Effective February 21, 2008, Chad Brownstein resigned from the Company’s board of directors. Mr. Brownstein’s decision to resign was not the result of any disagreement relating to the Company’s operations, policies or practices.

On February 26, 2008, the board of directors appointed Habib Khoury as a director to fill the vacancy on the board created by Mr. Brownstein’s resignation. There were no arrangements or understandings between Mr. Khoury and any other person pursuant to which he was selected as a director.

On April 22, 2008, g8wave, Inc. (the “Borrower”), entered into a Revolving Credit and Security Agreement (the “Loan Agreement”) with PMCG Management Company, LLC (the “Lender”). Mr. Mindich, an officer, director, and stockholder of the Company, has a significant ownership interest in, and is a director of, the Lender.

Pursuant to the terms of the Loan Agreement, at the Borrower’s request and in the Lender’s sole discretion, the Lender will make loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $250,000, which amount is subject to increase at the Lender’s discretion. Each loan will bear interest at the Prime Rate (as reported from time to time in the Wall Street Journal) plus 2 percent per annum and will be calculated based on a 360 day year and actual days elapsed. Accrued interest is payable in arrears on the first business day of each month. Any amounts not paid when due bear interest at a default rate equal to the Prime Rate plus 5 percent. The loans and all other indebtedness owing to the Lender are secured by a lien on all or substantially all of the Borrower’s assets.

The loans, including all interest, fees, expenses and other amounts payable under the Loan Agreement, as well as any other indebtedness owing to the Lender, are payable within the Demand Period. However, if the Company and Mr. Mindich enter into a definitive agreement for the sale by the Company to Mr. Mindich of all of the shares of the Company’s subsidiary, g8wave, Inc., the Demand Period will be extended to 20 days. The Borrower may prepay the loans at any time.

On April 24, 2008, William Duke, the Company’s Chief Financial Officer, tendered his resignation from that position and as an employee of the Company. Mr. Duke’s resignation is be effective on a date to be determined, but is expected to occur on or prior to May 18, 2008.

On May 12, 2008, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Mr. Mindich and PMCG Management Company, LLC (“PMCG”), pursuant to which the Company agreed to sell to Mindich (the “Sale”) all of the Company’s right, title and interest in and to the capital stock (the “Subsidiary Shares”) held by the Company in its wholly-owned subsidiary, g8wave, Inc., a Delaware corporation (the “Subsidiary”). Mr. Mindich is an officer, director, and stockholder of the Company and has a significant ownership interest in, and is a director of, PMCG.

Pursuant to the Purchase Agreement, in exchange for the Subsidiary Shares, Mr. Mindich has agreed to (1) pay to the Company at closing the sum of $30,000, (2) surrender to the Company all of the shares of the Company’s Common Stock held by Mr. Mindich (9,457,500 shares comprising approximately 39% of the Company’s issued and outstanding shares as of the date hereof), which shall be cancelled effective with the closing, (3) assume and agree to discharge certain of the Company’s liabilities, as set forth in the Purchase Agreement, (4) assume and agree to pay to the Company an amount that is reasonably necessary for the Company to continue in existence and remain in compliance with applicable laws and the rules and regulations of the Securities and Exchange Commission and state securities regulators for a period of 12 months following the closing, in an amount not to exceed $125,000, less the $30,000 payable at closing, and (5) obtain an extended reporting period endorsement to the Company’s D&O insurance policy for a period of 3 years following the closing.

The Subsidiary Shares comprise all or substantially all of the Company’s assets. Accordingly, if the Sale is consummated, the Company will have nominal operations and assets and will be a shell company, as defined in Section 12b-2 of the Securities Exchange Act of 1934, as amended.

Pursuant to the Purchase Agreement, Mr. Mindich is also required to indemnify, defend and hold harmless the Company, its affiliates, and certain other related parties from and against the liabilities being assumed by Mr. Mindich and all liabilities of the Subsidiary.

The Purchase Agreement may be terminated (1) at any time by the mutual consent of the Company and Mindich, or (2) by the Company, at any time prior to obtaining disinterested stockholder approval, if the Board of Directors obtains and elects to pursue a bona fide acquisition proposal or financing proposal from a third party that the Company determines in good faith is superior to the transactions contemplated in the Purchase Agreement. In the event the Company terminates the Purchase Agreement or the closing does not occur by June 7, 2008 for any reason other than the failure of the conditions to the Company’s closing obligations to be satisfied, the Company shall pay to Mr. Mindich an amount equal to 120% of (1) any funds advanced by Company Mindich or his affiliate to the Subsidiary from the date of the Purchase Agreement to the effective date of termination, less any amounts required to be paid by the Subsidiary pursuant to the Loan Agreement, and (2) any out-of-pocket expenses incurred by Mr. Mindich in connection with the transactions contemplated by the Purchase Agreement. In addition, the Company shall grant to Mr. Mindich for a period of 20 months following the termination date, a non-exclusive right and license to use the technology and other assets of the Company necessary in the reasonable judgment of Mr. Mindich to permit him to fulfill his and his affiliates’ customer’s mobile technology campaigns on a continuing basis.

If the Sale is consummated, the Company is required to promptly change its corporate name and is not permitted thereafter to use, or permit its affiliates to use, the name “g8wave” or any names reasonably similar thereto.

Results of Operations

Prior to August 13, 2007, we were a public shell company without material assets or liabilities. As a result of the Merger, the former stockholders of g8wave, Inc. became our controlling stockholders. For financial reporting purposes, g8wave, Inc. was considered the accounting acquiror in the Merger. Accordingly, the historical financial statements prior to August 13, 2007 presented and the discussion of financial condition and results of operations below are those of g8wave, Inc. and do not include the historical financial results of International Food and Wine Consultants, Inc.

Three Months Ended March 31, 2008 Compared to Three Months Ended March 31, 2007

The following discussion and analysis should be read in conjunction with the financial statements and accompanying notes.

Revenue. Revenue for the three months ended March 31, 2008 and 2007 was derived primarily from telecommunications arrangements and from mobile marketing services. Our revenue decreased by approximately $941,000, or 45%, to $1,138,735 for the three months ended March 31, 2008, as compared to the three months ended March 31, 2007. This decrease is primarily attributable to our decision to shift our focus from dating markets to mobile entertainment and mobile marketing, which we believe offers greater potential for future growth and higher gross margins.

Gross Profit. Gross profit for the three months ended March 31, 2008 decreased by approximately $260,000, or 34%, to $515,818, as compared to that of the prior year, primarily due to the reduced revenue. Gross profit as a percent of revenue was 45% for the three months ended March 31, 2008, as compared to 37% for the three months ended March 31, 2007.

Operating Expenses. Total operating expenses for the three months ended March 31, 2008 increased by approximately $666,000 or 44%, to $2,184,471, from the three months ended March 31, 2007. The increase in operating expenses is primarily attributable to a 125%, or approximately $780,000, increase in administration expenses for the three months ended March 31, 2008 over that of the three months ended March 31, 2007. The increase in our administration expenses is attributable to an increase of approximately $443,000 in stock-based compensation expense (relating to vested restricted stock units, stock options, and warrants) and a settlement expense of approximately $346,000.

The increase in administration expenses was partially offset by a decrease in operations expenses. Operations expenses for the three months ended March 31, 2008 decreased by approximately $128,000, or 64%, to $72,250, as compared to that of the three months ended March 31, 2007, primarily due to the reduction of headcount.

Liquidity and Capital Resources

Our consolidated statements of operations and our statements of operating cash flows reveal significant losses and the utilization of significant amounts of cash to support our operating activities. For the three months ended March 31, 2008, the Company had an accumulated deficit of $11,863,712, a consolidated net loss of $1,667,183, and consolidated net cash flows used in operations of $909,036. Our operations are not an adequate source of cash to fund future operations, and these matters give rise to substantial doubt about our ability to continue as a going concern. In order to continue as a going concern, we will require additional financing. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. Our ability to continue our operations will be dependent upon obtaining such further financing.

Cash flows generated from operating activities for the three months ended March 31, 2008 were not sufficient to offset our operating expenditures. In order to increase our liquidity, on April 22, 2008, g8wave, Inc., (the “Borrower”), entered into a Revolving Credit and Security Agreement (the “Loan Agreement”) with PMCG Management Company, LLC (the “Lender”). Mr. Mindich, an officer, director, and stockholder of the Company, has a significant ownership interest in, and is a director of, the Lender.

Pursuant to the terms of the Loan Agreement, at the Borrower’s request and in the Lender’s sole discretion, the Lender will make loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $250,000, which amount is subject to increase at the Lender’s discretion. Each loan will bear interest at the Prime Rate (as reported from time to time in the Wall Street Journal) plus 2 percent per annum and will be calculated based on a 360 day year and actual days elapsed. Accrued interest is payable in arrears on the first business day of each month. Any amounts not paid when due bear interest at a default rate equal to the Prime Rate plus 5 percent. The loans and all other indebtedness owing to the Lender are secured by a lien on all or substantially all of the Borrower’s assets.

The loans, including all interest, fees, expenses and other amounts payable under the Loan Agreement, as well as any other indebtedness owing to the Lender, are payable within 20 days after a demand for payment is made by the Lender. The Borrower may prepay the loans at any time.

We believe that the amounts available to us under the Loan Agreement will be sufficient to continue our operations for a period of approximately 30 days, and it will be necessary for us to secure additional financing in the near future to support our operations and to meet our anticipated liquidity requirements.  We may be unable to raise sufficient additional capital when we need it or to raise capital on reasonable terms. Any sale of equity or convertible debt securities in the future may be dilutive to our current stockholders’ ownership interests, and debt financing arrangements, if available, may require us to pledge certain assets and enter into covenants that could restrict certain business activities or our ability to incur further indebtedness and may contain other terms that are not favorable to us or our stockholders. If we are unable to obtain adequate funds on reasonable terms, we may be required to curtail operations significantly or to obtain funds by entering into financing agreements on unattractive terms.

Our ability to raise additional capital may be adversely affected by the fact that the audit report prepared by our independent registered public accounting firm relating to our financial statements for the year ended December 31, 2007 includes a going concern qualification. We do not currently have any firm commitments for additional capital. If we are not able to secure additional funds, we will likely need to file for protection under applicable bankruptcy laws.

For more information about our liquidity and going concern issues and on the risks associated with our capital requirements, you should review carefully the section entitled “Risk Factors” beginning on page 18 of this Quarterly Report on Form 10-Q.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditure or capital resources that are material to investors.

Disclosure of Contractual Obligations

	Payments due by period
Contractual obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

Operating Lease Obligations	$530,367	$211,031	$319,336	$-	$-

Critical Accounting Policies and Estimates

We rely on the use of estimates and make assumptions that impact our financial condition and results. These estimates and assumptions are based on historical results and trends as well as our forecasts as to how results and trends might change in the future. Although we believe that the estimates we use are reasonable, actual results could differ from those estimates.

We believe that the accounting policies described below are critical to understanding our business, results of operations and financial condition because they involve more significant judgments and estimates used in the preparation of our consolidated financial statements. An accounting policy is deemed to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and any changes in the different estimates that could have been used in the accounting estimates that are reasonably likely to occur periodically could materially impact our consolidated financial statements.

Our most critical accounting policies and estimates that may materially impact our results of operations include:

Revenue Recognition

The accounting related to revenue recognition in the digital media and multimedia broadcast industry is complex and affected by interpretations of the rules and an understanding of various industry practices, both of which are dynamic in nature and subject to change. As a result, revenue recognition accounting rules require us to make significant judgments. Yet, at a minimum we consistently apply the guidelines for revenue recognition established in SEC Staff Accounting Bulletin No. 104 “Revenue Recognition in Financial Statements.” These guidelines establish that revenue can be recognized when persuasive evidence of an arrangement exists, the goods or service has been shipped, all significant contractual obligations have been satisfied, the fee is fixed or determinable and collection is reasonably assured.

Revenue is recognized in the period in which the service is provided for telecommunications services. Revenue from mobile marketing services is recognized on the completed-contract basis when the services are completed and accepted by the customer. The completed-contract method is used because our contracts for these types of services are typically either short-term in duration or management is unable to make reasonably dependable estimates of the costs of the contracts.

 Income Taxes

Income taxes are accounted for using the liability method in accordance with SFAS No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operation loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. We continue to record a valuation allowance for the full amount of deferred income taxes, which would otherwise be recorded for tax benefits related to operating loss carry forwards, as realization of such deferred tax assets cannot be determined to be more likely than not likely.

Accounting for Stock-Based Compensation

We adopted the provisions of Statement of Financial Accounting Standards No. 123R (“SFAS No. 123R”), Share-Based Payment, as supplemented by the interpretation provided by SEC Staff Accounting Bulletin No. 107, issued in March 2005. (SFAS No. 123R replaced SFAS No. 123, Stock-Based Compensation (“SFAS No. 123”), issued in 1995.) Under this method, the fair value of all common stock granted or modified after adoption must be recognized in the statement of operations and total compensation cost related to non-vested awards not yet recognized, determined under the original provisions of SFAS No. 123, must also be recognized in the statement of operations.

Foreign Currency Translation

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenue, expenses, and cash flows are translated at the average exchange rate for the period to approximate translation at the exchange rate prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss. As of March 31, 2008 and December 31, 2007, the exchange rate for the United Kingdom Pound was $1.9941 U.S. and $1.9973 U.S., respectively, for ₤1.00.

The functional currency of g8wave UK is the local currency. The financial statements of g8wave UK are translated to U.S. dollars using period-end rates of exchange for assets and liabilities, and the average rate of exchange for the period for revenue, costs and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations.

Impact of Recently Issued Accounting Pronouncements

The FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements - an amendment of be used for all business combinations and for an acquirer to be identified for each business combination. SFAS No. 141R is effective for periods beginning on or after December 15, 2008, and will apply to all business combinations occurring after the effective date. The Company is currently evaluating the requirements of SFAS No. 141R.

The FASB also issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51, Consolidated Financial Statements” in December 2007. This Statement amends ARB No. 51 to establish new standards that will govern the (1) accounting for and reporting of non-controlling interests in partially owned consolidated subsidiaries and (2) the loss of control of subsidiaries. Non-controlling interest will be reported as part of equity in the consolidated financial statements. Losses will be allocated to the non-controlling interest, and, if control is maintained, changes in ownership interests will be treated as equity transactions. Upon a loss of control, any gain or loss on the interest sold will be recognized in earnings. SFAS No. 160 is effective for periods beginning after December 15, 2008. The Company is currently evaluating the equirements of SFAS No. 160.

In March 2008, the FASB issued Statement of Financial Accounting Standards 161 ("FAS 161"), "Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133." FAS 161 gives financial statement users better information about the reporting entity's hedges by providing for qualitative disclosures about the objectives and strategies for using derivatives, quantitative data about the fair value of and gains and losses on derivative contracts, and details of credit-risk-related contingent features in their hedged positions. FAS 161 is effective for financial statements issued for fiscal years beginning after November 15, 2008 and interim periods within those years. The Company does not expect the adoption of FAS 161 to have a material effect on the Company's financial statements.

RISK FACTORS

You should carefully consider the following risks, together with the financial and other information contained in this Quarterly Report on Form 10-Q. If any of the following risks actually occurs, our business, prospects, financial condition, results of operations and cash flows could be materially and adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment.

Risks Relating to Our Company and Business

Our independent registered public accounting firm has indicated substantial doubt about our ability to continue as a “going concern.” If we are unable to successfully implement our business plan and secure financing, we may be unable to continue as a going concern.

The report of our independent registered public accounting firm for the fiscal year ended December 31, 2007, includes a “going concern” qualification. As discussed in Note 2 to the audited financial statements filed with our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, we have suffered recurring losses from operations and a working capital deficiency that raise substantial doubt about our ability to continue as a going concern. We have incurred substantial net losses of $1,667,183 and $710,133 for the three months ended March 31, 2008 and 2007, respectively.

We have financed our operations primarily through equity financings. We have used the proceeds received from private placements conducted in August 2007 to acquire additional content and to expand our distribution capabilities in the United States and Europe, as well as for product development and working capital  We did not generate enough cash flow from operations during the three months ended March 31, 2008 to offset our operating expenses.

In order to increase our liquidity, on April 22, 2008, g8wave, Inc., our wholly-owned subsidiary, entered into a Revolving Credit and Security Agreement (the “Loan Agreement”) with PMCG Management Company, LLC (the “Lender”).   Pursuant to the terms of the Loan Agreement, at our request and in the Lender’s sole discretion, the Lender will make loans to g8wave, Inc. in an aggregate principal amount at any time outstanding not to exceed $250,000, which amount is subject to increase at the Lender’s discretion.

We believe that the amounts available to us under the Loan Agreement will be sufficient to continue our operations for a period of approximately 30 days, and it will be necessary for us to secure additional financing in the near future to support our operations and to meet our anticipated liquidity requirements.  No assurances can be given that such financing will be available in sufficient amounts or at all. Our ability to continue operations will be dependent upon obtaining such further financing. These conditions raise substantial doubt about our ability to continue as a going concern. We currently have no firm commitments for any additional capital.

If we cannot service our indebtedness under the Loan Agreement, the Lender may foreclose upon all or substantially all of our assets.

Based on our prior operating history, it is unlikely that we will be able to meet our obligations under the Loan Agreement out of cash flows from operations, and we will therefore need to obtain replacement financing. There can be no assurance that we will be able to obtain such financing in sufficient amounts, on attractive terms, or at all. If we are not able to meet our obligations under the Loan Agreement, the Lender may choose to exercise its remedies under the Loan Agreement, including foreclosing on all or substantially all of our assets, which would have a material adverse effect on our ability to continue as a going concern.

We have a history of losses that may continue in the foreseeable future.

We have a history of losses and may continue to incur operating and net losses for the foreseeable future. Specifically, we had a net loss of $1,667,183 for the three months ended March 31, 2008, and a net loss of $7,009,511 for the year ended December 31, 2007. As of March 31, 2008, our accumulated deficit was $11,863,712. Our losses to date have resulted primarily from selling and general and administrative costs relating to our operations. We believe that our ability to achieve profitability, if ever, will depend primarily on our ability to consummate mobile marketing relationships with major brands and advertisers. There can be no assurance that we will be profitable in the future, or that future revenue and operating results will not vary substantially or that the operating results will not be below the expectations of investors.

We will need additional capital to fund operations and may not be able to obtain such capital on acceptable terms or at all.

As of March 31, 2008, we had an accumulated deficit of $11,863,712. We have incurred net losses quarterly since the first quarter of 2006, and expect to continue to incur net losses for the foreseeable future. Because cash flow from operations will not be sufficient to fund our cash flow needs, we will require additional capital to fund our future acquisitions, service development, technological infrastructure and sales and marketing activities.

Our ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties, including:

•	investors’ perceptions of, and demand for, securities of telecommunications value-added services companies;

•	conditions of the U.S. and other capital markets in which we may seek to raise funds;

•	our future results of operations, financial condition and cash flows;

•	governmental regulation of foreign investment in value-added telecommunications companies in particular countries;

•	economic, political and other conditions in the United States, the United Kingdom, and other countries; and

•	governmental policies relating to foreign currency borrowings.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. There is no assurance that we will be successful in locating a suitable financing transaction in a timely fashion or at all. In addition, there is no assurance that we will be successful in obtaining the capital we require by any other means. Future financings through equity investments are likely to be dilutive to the existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition and results of operations. If the Company raises capital through debt financing, it may be forced to accept restrictions affecting its liquidity, including restrictions on its ability to incur additional indebtedness or pay dividends.

Our ability to raise additional capital may be adversely affected by the fact that the audit report prepared by our independent registered public accounting firm relating to our financial statements for the year ended December 31, 2007 included a going concern qualification.

The perceived risk associated with the possible sale of a large number of our common stock could cause some of our shareholders to sell their stock, thus causing the price of our stock to decline. In addition, actual or anticipated downward pressure on our stock price due to actual or anticipated sales of stock could cause some institutions or individuals to engage in short sales of our common stock, which may itself cause the price of our stock to decline. If our stock price declines, we may be unable to raise additional capital. Significant declines in the price of our common stock could also impair our ability to attract and retain qualified employees and reduce the liquidity our common stock.

If we cannot raise additional funds on favorable terms or at all, we may not be able to carry out all or parts of our growth strategy to acquire assets, technologies and businesses that are complementary to our existing business or necessary to maintain our growth and competitiveness or to fund operations. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

Because our share price has been volatile, we may be the target of securities litigation, which is costly and time-consuming to defend.

In the past, where a company’s securities have experienced periods of volatility in the market price, shareholders have been known to institute securities litigation against those companies. Any securities litigation instituted against us could result in substantial costs and a diversion of our management attention and resources, which would significantly harm our profitability and reputation.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in the wireless technology industry and markets;

•	competitive pricing pressures;

•	our ability to obtain working capital financing;

•	technological innovations or new competitors in our market;

•	additions or departures of key personnel;

•
limited “public float” following the Merger, with our common stock held by a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

•	sales of our common stock;

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	industry or regulatory developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We may face increasing competition, which could reduce our market share and materially adversely affect our financial condition and results of operations.

The market for wireless content is highly competitive. We expect that the competition will increase as the market grows. We sell proprietary content though our distribution channel with local carriers in the form of “on-deck” content offerings. The types of mobile content offered are exclusive content produced in-house, licensed content from the music industry and non-exclusive third-party content. We compete by offering a complete mobile channel solution (games and media), quality of content, including its freshness and innovative differentiation, relationships with wireless carriers, the ability to have the content placed in the upper tiers of the handset menus and the number of carriers who offer the content.

We compete with original content providers including games and music. Our primary competitors for original game content are Jamdat, Mforma, Sorrent and THQ. Our primary competitors for original media/music content are Blingtones, Fatih, Moviso, Tutch, Yahoo, Yamaha, Zingy and Ztango. Many of these competitors have released significantly more content to date than us. Our select aggregator competitors are m-Qube, Motricity, Mobile 365, Air2Web, and OpenMarket. Many of these competitors have a broader content offering and have substantially greater financial resources than we do. In the future, likely competitors may include other major content aggregators, wireless software providers and other pure-play wireless entertainment publishers. Wireless carriers may also decide to develop and distribute their own wireless entertainment applications. If carriers enter the wireless entertainment applications market, they may refuse to distribute some or all of our applications or may deny us access to all or part of their networks. Such entry by the carriers into the wireless market or their restricting or denying our access to their networks could have a material adverse effect on our business.

We offer mobile marketing services to a number of clients, including brands such as Snapple, Rawlings and Qdoba. Many branded consumer product companies have a mobile/web advertising campaign. Competitors in this sector include AdMob, Third Screen Media, Enpocket, Cellfire, Crisp Wireless, Ipsh!, and Flytxt. Although we believe our ability to leverage our branded services and provide a comprehensive product and distribution approach for our branded channel allows us to compete in this sector, there can be no assurances that we will be able to continue to successfully compete in this sector.

Some of our competitors’ advantages over us in both the areas of mobile content and marketing services include the following:

•	substantially greater revenues and financial resources;

•	stronger brand names and consumer recognition;

•	the capacity to leverage their marketing expenditures across a broader portfolio of wireless and non-wireless products;

•	pre-existing relationships with brand holders;

•	more resources to make acquisitions;

•	lower labor and development costs; and

•	broader geographic presence.

We face different market dynamics and competition outside the United States. In some international markets, our competitors have greater brand recognition and broader distribution than we have. We may not be as successful as our competitors in generating revenues in international markets due to our inability to provide applications that are attractive to the local market, the lack of recognition of our brand, or other factors. Developing user interfaces that are compatible with other languages or cultures could be expensive. As a result, our international expansion efforts may be more costly and less profitable than we expect.

If we are not as successful as our competitors in our target markets, our sales could decline, our margins could be negatively impacted and we could lose market share, any of which could materially harm our business, prospects, financial condition, results of operations and cash flows.

The market for our products and services are subject to technological change. Our failure to keep pace with technological changes could lead to less demand for our products and services, loss of market shares and reduced revenues.

The market for our products and services is characterized by rapid change, evolving industry standards and frequent introductions of new technological developments. These new standards and developments could make our existing or future products or services obsolete. Keeping pace with the introduction of new standards and technological developments could result in additional costs or prove difficult or impossible. The failure to keep pace with these changes and to continue to enhance and improve the responsiveness, functionality and features of our products and services could harm our ability to attract and retain users and result in the loss of market share and reduction of revenues, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

We face risks associated with currency exchange rate fluctuations.

Although we currently transact business primarily in U.S. dollars and British pounds, a larger portion of our revenues may be denominated in other foreign currencies as we expand our international operations. Conducting business in currencies other than U.S. dollars subjects us to fluctuations in currency exchange rates that could have a negative impact on our operating results. Fluctuations in the value of the U.S. dollar relative to other currencies impact our revenues, cost of revenues and operating margins and result in foreign currency translation gains and losses. Historically, we have not engaged in exchange rate hedging activities. Although we may in the future implement hedging strategies to mitigate this risk, these strategies may not eliminate our exposure to foreign exchange rate fluctuations.

Future acquisitions may have an adverse effect on our ability to manage our business.

Selective acquisitions currently form part of our strategy to further expand our business. If we are presented with appropriate opportunities, we may acquire additional businesses, technologies, services or products that are complementary to our core wireless services business. Future acquisitions and the subsequent integration of new companies into ours would require significant attention from our management, in particular, to ensure that the acquired business does not disrupt our relationships with the mobile operators, affect our users’ opinion of our services and customer support, and is effectively integrated with our existing operations and wireless services.

Future acquisitions would also expose us to potential risks, including risks associated with the assimilation of new operations, services and personnel, unforeseen or hidden liabilities, the diversion of resources from our existing businesses and technologies, the inability to generate sufficient revenue to offset the costs and expenses of acquisitions and potential loss of, or harm to, relationships with employees and content providers as a result of integration of new businesses. Given the sophisticated technologies used in the wireless services industry, the successful, cost-effective integration of other businesses’ technology platforms and services into our own would also be a critical, and highly complex, aspect of any acquisition. The diversion of our management’s attention and any difficulties encountered in any integration process could have a material adverse effect on our ability to manage our business.

If we are not able to manage our growth, we may never achieve profitability.

Our success will depend on our ability to expand and manage our operations and facilities. There can be no assurance that we will be able to manage our growth, meet the staffing requirements for our business or for additional collaborative relationships or successfully assimilate and train new employees. In addition, to manage our growth effectively, we may be required to expand our management base and enhance our operating and financial systems. If we continue to grow, there can be no assurance that the management skills and systems currently in place will be adequate or that we will be able to manage any additional growth effectively. Failure to achieve any of these goals could have a material adverse effect on our business, financial condition or results of operations.

We face risks associated with managing international operations.

Almost all of our operations are conducted outside of the United States, in the United Kingdom, and we currently intend to expand to other developing and emerging markets. There are a number of risks inherent in doing business in such overseas markets, including the following:

•	unfavorable political or economical factors;

•	fluctuations in foreign currency exchange rates;

•	potentially adverse tax consequences;

•	unexpected legal or regulatory changes;

•	lack of sufficient protection for intellectual property rights;

•	difficulties in recruiting and retaining personnel, and managing international operations; and

•	less developed infrastructure.

Our inability to manage successfully the risks inherent in our international activities could adversely affect us. In addition, although we currently plan to continue to expand our business worldwide and increase overseas sales, because of the risks associated with conducting an international operation (including the risks listed above), there can be no assurances that our overseas expansion will be successful.

 We will need to acquire and retain content.

We will need to commit considerable time, effort, and resources to develop and acquire additional content, beyond that which we already possess. Our development and production efforts are subject to all of the risks inherent in the development and acquisition of new content, including unexpected delays, expenses, technical problems and difficulties, as well as the possible insufficiency of funds to complete satisfactory development and acquisitions, which could result in abandonment or substantial change in content.

We currently derive a portion of our revenues from the sale of various types of content created by third parties. In particular, we currently have licensing and other agreements with certain artists, including Metallica, DMC Enterprises, Paid Celebrity Services, Rockapella, 311, Linkin Park, Mandy Moore, Sara Evans and Taylor Hicks. Under such agreements, the artists authorize the inclusion of their content in one or more of our services in exchange for a percentage of our revenues or a royalty or a fixed fee payment which we pay directly to the artist. Such agreements are usually non-exclusive and have terms ranging from six months to four years. In addition, some agreements can be renewed by the parties for additional successive terms indefinitely. There can be no assurances that we will be able to successfully negotiate new agreements or renew existing agreements with content providers on terms favorable to us or at all, or that such content providers will not enter into similar agreements with our competitors. If we are not able to maintain our relationships with current providers or develop relationships with new content providers, our business may be materially and adversely affected.

We depend on our relationships with wireless carriers for a significant portion of our revenues.

A significant source of our revenues is derived from our relationships with wireless carriers. Our arrangements with such carriers provide that end users are charged a one-time fee for the supply of services on their mobiles which is billed to them on their mobile phone bills through the carriers. The wireless carriers retain a percentage of the fee and remit the balance to us. If required, we then share a portion of this amount with media partners who promote the services. Our carrier relationships include some of the largest wireless carriers in the world including O2, Orange, Vodafone and T Mobile accounting for approximately 12.3%, 11.0%, 10.4%, and 5.2%, respectively, of our total revenues for the fiscal year ended December 31, 2007. Our failure to successfully negotiate additional carrier agreements with wireless carriers on favorable terms or to maintain our current or future carrier relationships could have a materially adverse effect on our revenues. There can be no assurances that we will be able to successfully negotiate new agreements or renew existing agreements with carriers on terms favorable to us, or at all. Wireless carriers may also decide to develop and distribute their own wireless entertainment applications. If carriers enter the wireless entertainment applications market, they might refuse to distribute some or all of our applications or may deny us access to all or part of their networks.

If we lose our key personnel or are unable to attract and retain additional qualified personnel, the quality of our services may decline and our business may be adversely impacted.

We rely heavily on the expertise, experience and continued services of our senior management, including our president and chief executive officer, chairman and chief strategy officer, and chief financial officer. The loss of any of our senior management or other key personnel could adversely impact our ability to achieve our business objectives. In this regard, our Chief Executive Officer, William Duke, has tendered his resignation which is expected to become effective on or prior to May 18, 2008. We believe our future success will depend upon our ability to retain these key employees and our ability to attract and retain other skilled personnel, including but not limited to, the hire of a new Chief Financial Officer. We cannot guarantee that any employee will remain employed by us for any definite period of time and the loss of personnel could have a material adverse effect on our business and the Company. Qualified employees periodically are in great demand and may be unavailable in the time frame required to satisfy our customers’ requirements. Expansion of our business could require us to employ additional personnel. We expect competition for such personnel to increase as the markets for wireless services expand. There can be no assurance that we will be able to attract and retain sufficient numbers of highly skilled employees in the future. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates could impair the growth of our business.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and new rules subsequently implemented by the SEC have required changes in the corporate governance practices of public companies. We expect these new rules and regulations to increase our compliance costs in 2008 and beyond and to make certain activities more time consuming and costly. We also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because we are not yet required to comply with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act, as well as rule changes proposed and enacted by the SEC, the New York Stock Exchange, the American Stock Exchange and the Nasdaq Stock Market as a result of the Sarbanes-Oxley Act, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges. Because we are not presently required to comply with many of the corporate governance provisions, we have not yet adopted these measures. Although we intend to operate our company in accordance with Delaware corporate and other applicable law, the requirements of those laws are not as protective to investors as those required by the above markets.

We are a holding company that depends on cash flow from our wholly-owned subsidiary to meet our obligations.

We are a holding company with no material assets other than the stock of our wholly-owned subsidiary. Accordingly, all our operations will be conducted by g8wave, Inc. our wholly-owned subsidiary, and its subsidiary g8wave UK. We currently expect that the earnings and cash flows of our subsidiary will be retained and used by us in our operations.

All of our liabilities survived the Merger and we may have undisclosed liabilities that could have a negative impact on our financial condition.

Before the Merger, certain due diligence activities on International Food and Wine Consultants, Inc. and g8wave, Inc. were performed. The due diligence process may not have revealed all liabilities (actual or contingent) of International Food and Wine Consultants, Inc. or g8wave, Inc. that existed or which may arise in the future relating to either of such entities’ activities before the consummation of the Merger. Any remaining liabilities could harm our financial condition and results of operations.

Risks Related to Our Industry

Unexpected network failure or interruptions, security breaches or computer virus attacks could impair our ability to provide our services, which could damage our reputation and harm our business operations.

Any failure to maintain the satisfactory performance, reliability, security and availability of our network infrastructure may cause significant harm to our reputation and our ability to attract and maintain users. Our network systems are vulnerable to damage from fire, flood, power loss, telecommunications failures, computer viruses, hackings and similar events. Any network interruption or inadequacy that causes interruptions in the availability of our services or deterioration in the quality of access to our services could reduce our user satisfaction and competitiveness. In addition, any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses could adversely affect us. We do not maintain insurance policies covering losses relating to our systems and we do not have business interruption insurance. Although we typically outsource portions of our infrastructure to major global providers, such as SingTel, AT&T or BSNL, who generally provide system back-up in case of disaster under their terms of service of such failure, there can be no assurances that service interruption would not occur.

The growth of our business may be adversely affected due to public concerns over the security and privacy of confidential user information.

The growth of our business may be inhibited if the public concern over the security and privacy of confidential user information transmitted over the Internet and wireless networks is not adequately addressed. Our services may decline and our business may be adversely affected if significant breaches of network security or user privacy occur. We also follow “opt-in” and self-selection guidelines as a matter of company policy, which require consumers to specifically select or “opt in” for any mobile products or services, as well as complying with “do not call” regulations in all jurisdictions in which we operate. These procedures and regulations may further limit our ability to generate new business and revenue.

Actual or perceived security vulnerabilities in mobile phones could adversely affect our revenues.

Maintaining the security of mobile phones and wireless networks is critical for our business. There are individuals and groups who develop and deploy viruses, worms and other malicious software programs that may attack wireless networks and mobile phones. Recently, security experts identified what appears to be the first computer “worm” program targeted specifically at mobile phones. The worm, entitled “Cabir,” targets mobile phones running the Symbian® operating system. While the “Cabir” worm has not been widely released and we believe presents little immediate risk to our business, we believe future threats could lead some customers to seek to return our applications, reduce or delay future purchases or reduce or delay the use of their mobile phones. Wireless carriers and mobile phone manufacturers may also increase their expenditures on protecting their wireless networks and mobile phone products from attack, which could delay adoption of new mobile phone models. Any of these activities could adversely affect our results of operations and financial condition.

Changes in government regulation of the media and wireless communications industries may adversely affect our business.

It is possible that laws and regulations may be adopted in the United States and elsewhere which could restrict the media and wireless communications industries, including customer privacy, taxation, content suitability, copyright, distribution and antitrust. Furthermore, the growth and development of the market for electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies such as ours conducting business through wireless carriers. Changes in current laws or regulations or the imposition of new laws and regulations in the United States or elsewhere regarding the media and wireless communications industries may lessen the growth of wireless communications services and may materially reduce our ability to increase or maintain sales of our applications and otherwise generate revenue. Tax environments that are currently favorable to wireless services, for example, in South and East Asia, could change adversely over time.

A decline in, or limitation on, the use of mobile phones would negatively impact our business.

A number of public and private entities have begun to restrict the use of mobile phones on their premises. For example, many places of worship, restaurants, hospitals, medical offices, libraries, museums, concert halls and other private and public businesses restrict the use of mobile phones due to privacy concerns, the inconvenience caused by mobile phone users to other patrons and the disruption mobile phones may cause to other electronic equipment at these locations.

Legislation has also been proposed in the U.S. Congress and by many states and municipalities to restrict or prohibit the use of mobile phones while driving motor vehicles. Some states and municipalities in the United States have already passed laws restricting the use of mobile phones while driving, and similar laws have been enacted in other countries. These laws and other potential laws prohibiting or restricting the use of mobile phones could reduce demand for mobile phones generally and, accordingly, the demand for our applications, which could reduce our ability to increase or maintain sales of our applications and otherwise generate revenue.

A number of studies have examined the health effects of mobile phone use and the results of some of the studies have been interpreted as evidence that mobile phone use causes adverse health effects. The establishment of a link between the use of mobile phone services and health problems, and any media reports suggesting such a link, could reduce demand for mobile phones and, accordingly, the demand for our applications.

Our business depends on the growth and maintenance of the wireless communications infrastructure.

Our success will depend on the continued growth and maintenance of the wireless communications infrastructure in the United States, the United Kingdom, and around the world. This includes deployment and maintenance of reliable next-generation digital networks with the necessary speed, data capacity and security for providing reliable wireless communications services. Wireless communications infrastructure may be unable to support the demands placed on it if the number of customers continues to increase, or if existing or future customers increase their bandwidth requirements. If the continued growth and maintenance of wireless communications services is unable to keep up with demand, our business may be adversely affected.

Our products may infringe upon the intellectual property rights of others and resulting claims against us could be costly and require us to enter into disadvantageous license or royalty arrangements.

The mobile media sector is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement and the violation of intellectual property rights. Although we attempt to avoid infringing upon known proprietary rights of third parties, we may be subject to legal proceedings and claims for alleged infringement by us or our licensees of third-party proprietary rights, such as patents, trade secrets, trademarks or copyrights, from time to time in the ordinary course of business. Any claims relating to the infringement of third-party proprietary rights, even if not successful or meritorious, could result in costly litigation, divert resources and our management’s attention or require us to enter into royalty or license agreements which are not advantageous to us. In addition, parties making these claims may be able to obtain injunctions, which could prevent us from selling our products. Any of these results could harm our business. We may be increasingly subject to infringement claims as the number of features of our products grow.

We may be unable to protect the intellectual property rights of the third parties from whom we license certain of our intellectual property or with whom we have entered into other strategic relationships, which could negatively impact our competitive advantage.

Certain of our intellectual property rights are currently licensed from third parties and, in the future, we intend to continue to license intellectual property from key strategic partners. We are, and will continue to be, reliant upon such third parties to protect their intellectual property rights. Such third parties may not protect the intellectual property rights that we license from them and we may be unable defend such intellectual property rights on our own or we may have to undertake costly litigation to defend the intellectual property rights of such third parties. There can be no assurances that we will continue to have proprietary rights to any of the intellectual property that we license from such third parties or otherwise have the right to use through similar strategic relationships. Any loss or limitations on use with respect to our right to use such intellectual property licensed from third parties or otherwise obtained from third parties or with whom we have entered into strategic relationships could negatively impact our competitive advantage.

We may be unable to protect our intellectual property, which could reduce the value of our services and our brand.

Our ability to compete effectively depends on our ability to protect our proprietary technologies, content and processes. We may not be able to safeguard and maintain our proprietary rights. Any infringement by third parties on our intellectual property could have a negative impact on our business and have an adverse effect on the price of our common stock.

Risks Relating to Our Common Stock

Management has identified material weaknesses in our internal controls over financial reporting, which may adversely affect our ability to timely report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we will not be able to manage our business effectively and our business and reputation with investors would be harmed materially. Any such inability to maintain effective controls or loss of confidence may have a material adverse effect on our financial condition, results of operation and access to capital.

In evaluating the effectiveness of our internal control over financial reporting, our management used the criteria set forth by Generally Accepted Accounting Principles (GAAP). Based on this evaluation, our management concluded that, as of March 31, 2008, our internal control over financial reporting was not effective based on those criteria. The following material weaknesses were identified from our evaluation:

•
Due to our small size and limited financial resources, our chief financial officer had been the only individual involved in the preparation of all financial disclosures. As a result, there is no segregation of duties with regard to the preparation of financial disclosures.

•	Due to our small size, we do not have the required expertise in-house to account for our deferred tax assets and liabilities.

In order to remedy these weaknesses, we have utilized, and have budgeted funds to continue to retain, outside consulting services to review financial disclosures and account for our deferred tax assets and liabilities. Due to the resignation of our current Chief Financial Officer, William Duke, whose resignation is expected to become effective on or prior to May 18, 2008, we expect the amounts budgeted for outside consulting services to materially increase. We will continue to periodically review our disclosure controls and procedures and internal control over financial reporting and make modifications from time to time considered necessary or desirable.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with our becoming public through a “reverse merger” rather than through an offering underwritten by a major brokerage firm. Securities analysts of major brokerage firms may not provide coverage of our company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf or otherwise cover our company.

Our common stock may be deemed a “penny stock”, which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules apply to non-Nasdaq listed companies whose common stock trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Our directors, executive officers and affiliates can exert significant control over our business and affairs and may have actual or potential interests that depart from our other stockholders.

Our directors and our executive officers, together with their affiliates, own or control an aggregate of over 74% of our issued and outstanding common stock, which percentage may increase in the event that they exercise any of the options or warrants that they may hold or in the future are granted, or exercise any convertible securities or acquire additional shares of our common stock. The interests of such persons may differ from the interests of other stockholders. Such stockholders will have significant influence over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

•	election of our directors;

•	amendment of our Certificate of Incorporation or By-laws; and

•	mergers, sale of assets or other corporate transactions.

Concentrations of stock ownership among a few stockholders may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

Investors should not anticipate receiving cash dividends on our common stock.

We have never declared or paid any cash dividends or distributions on our common stock and intend to retain our future earnings, if any, to support operations and to finance expansion. Therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Sales of a substantial number of shares of our common stock may adversely affect the market price of our common stock or our ability to raise additional capital.

Sales of a substantial number of shares of our common stock in the public market, or the perception that large sales could occur, could cause the market price of our common stock to decline or limit our future ability to raise capital through an offering of equity securities. The sale of substantial amounts of our common stock in the public market could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. On October 12, 2007, we filed a Registration Statement on Form SB-2 covering 1,783,262 shares of our common stock and 891,631 shares of our common stock issuable upon exercise of warrants. In addition, our Certificate of Incorporation permits the issuance of up to 90,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of May 6, 2008, we had an aggregate of 65,483,740 shares of our common stock and 10,000,000 shares of our preferred stock authorized but unissued. Thus, we have the ability to issue substantial amounts of stock in the future.  No prediction can be made as to the effect, if any, that market sales of our common stock will have on the market price for our common stock. Sales of a substantial number could adversely affect the market price of our shares.

Provisions of our Certificate of Incorporation, our By-laws and Delaware law could delay or prevent a takeover of us by a third party.

Our Certificate of Incorporation, our By-laws and Delaware law could delay, defer or prevent a third party from acquiring us, despite the possible benefit to our stockholders, or otherwise adversely affect the price of our common stock and the rights of our stockholders. For example, our Certificate of Incorporation and By-laws (1) permit our board of directors to issue one or more series of preferred stock with rights and preferences designated by our board of directors, (2) provide that only business brought before an annual meeting by our board of directors or by a stockholder who complies with the procedures set forth in the By-laws may be transacted at an annual meeting of stockholders and (3) impose advance notice requirements for certain stockholder actions, such as stockholder proposals and nominations of directors. We are also subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock of the Delaware corporation. These provisions may discourage potential takeover attempts, discourage bids for our common stock at a premium over market price or adversely affect the market price of, and the voting and other rights of the holders of, our common stock. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors other than the candidates nominated by our board.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

As of the date of this report, we believe that we do not have any material quantitative and qualitative market risks.

Item 4T.	Controls and Procedures

Evaluation of Disclosure and Procedures

Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rules 13a-15(e) under the Securities Exchange Act of 1934, as amended, as of the end of the period covered by this report (the “Evaluation Date”). Based on this evaluation, our principal executive officer and principal financial officer concluded as of the Evaluation Date that our disclosure controls and procedures were effective such that the information relating to us, including our consolidated subsidiaries, required to be disclosed in our Securities and Exchange Commission (“SEC”) reports (i) is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and (ii) is accumulated and communicated to the Company’s management, including our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes of accounting principles generally accepted in the United States. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives. In evaluating the effectiveness of our internal control over financial reporting, our management used the criteria set forth by Generally Accepted Accounting Principles (GAAP). Based on this evaluation, our management concluded that, as of March 31, 2008, our internal control over financial reporting was not effective based on those criteria. The following material weaknesses were identified from our evaluation:

•
Due to our small size and limited financial resources, our chief financial officer had been the only individual involved in the preparation of all financial disclosures. As a result, there is no segregation of duties with regard to the preparation of financial disclosures.

•	Due to our small size, we do not have the required expertise in-house to account for our deferred tax assets and liabilities.

In order to remedy these weaknesses, we have utilized, and have budgeted funds to continue to retain, outside consulting services to review financial disclosures and account for our deferred tax assets and liabilities. As a result of the resignation of our Chief Financial Officer, which is expected to be effective on or before May 18, 2008, we expect the amounts budgeted for outside consulting services to materially increase. We will continue to periodically review our disclosure controls and procedures and internal control over financial reporting and make modifications from time to time considered necessary or desirable.

Changes in Control Over Financial Reporting

During our most recent fiscal quarter, there has not occurred any change in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II - OTHER INFORMATION

Item 1.	Legal Proceedings.

None.

Item 1A.	Risk Factors.

g8wave Holdings is a smaller reporting company. Smaller reporting companies are not required to provide the information required by this item.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds.

None.

Item 3.	Defaults Upon Senior Securities.

None.

Item 4.	Submission of Matters to a Vote of Security Holders.

None.

Item 5.	Other Information.

None.

Item 6.	Exhibits.

Exhibit 10.1
Amendment to Employment Agreements of Mr. Mindich and Mr. Khoury, each dated January 25, 2008 (incorporated herein by reference to Exhibit 10.1 and Exhibit 10.2, respectively, of our Current Report on 8-K filed with the SEC on January 30, 2008).

Exhibit 10.2
Form of Settlement and Release Agreement and Form of Warrants, dated January 31, 2008, between the Company and certain shareholders (incorporated herein by reference to Exhibit 10.1 and 10.2, respectively, of our Current Report on Form 8-K filed with the SEC on March 20, 2008).

Exhibit 10.3
Revolving Credit and Security Agreement, dated April 22, 2008, between g8wave, Inc., Bradley Mindich, and PMCG Management Company, LLC (incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed with the SEC on April 28, 2008).

Exhibit 10.4
Stock Purchase Agreement, dated May 12, 2008, among g8wave Holdings, Inc., Bradley M. Mindich, and PMCG Management Company, LLC (incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed with the SEC on May 12, 2008).

Exhibit 31.1*	Certification by the Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

Exhibit 31.2*	Certification by the Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

Exhibit 32.1*	Certification by the Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Exhibit 32.2*	Certification by the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 15, 2008		g8wave Holdings, Inc.

	By:	/s/ William Duke, Jr.
William Duke, Jr. Chief Financial Officer (Principal Financial Officer)

Index

10.1
Amendment to Employment Agreements of Mr. Mindich and Mr. Khoury, each dated January 25, 2008 (incorporated herein by reference to Exhibit 10.1 and Exhibit 10.2, respectively, of our Current Report on Form 8-K filed with the SEC on January 30, 2008).

10.2
Form of Settlement and Release Agreement and Form of Warrants, dated January 31, 2008, between the Company and certain shareholders (incorporated herein by reference to Exhibit 10.1 and 10.2, respectively, of our Current Report on Form 8-K filed with the SEC on March 20, 2008).

10.3
Revolving Credit and Security Agreement, dated April 22, 2008, between g8wave, Inc., Bradley Mindich, and PMCG Management Company, LLC (incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed with the SEC on April 28, 2008).

10.4
Stock Purchase Agreement, dated May 12, 2008, among g8wave Holdings, Inc., Bradley M. Mindich, and PMCG Management Company, LLC (incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed with the SEC on May 12, 2008).

31.1*	Certification by the Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification by the Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1*	Certification by the Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2*	Certification by the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

* Filed herewith

EXHIBIT 31.1

CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Habib Khoury, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of g8wave Holdings, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control for financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5. The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: May 15, 2008	/s/ Habib Khoury
Habib Khoury
Chief Executive Officer

EXHIBIT 31.2

CERTIFICATION BY THE CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, William Duke, Jr., certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of g8wave Holdings, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control for financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5. The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: May 15, 2008	/s/ William Duke, Jr.
William Duke, Jr. Chief Financial Officer

EXHIBIT 32.1

Certification by the Chief Executive Officer Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U. S. C. Section 1350, I, Habib Khoury, hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of g8wave Holdings, Inc. for the fiscal quarter ended March 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of g8wave Holdings, Inc.

/s/ Habib Khoury
Habib Khoury
Chief Executive Officer
May 15, 2008

This certification accompanies the Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by g8wave Holdings, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the g8wave Holdings, Inc. specifically incorporates it by reference.

EXHIBIT 32.2

Certification by the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U. S. C. Section 1350, I, William Duke, Jr., hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of g8wave Holdings, Inc. for the fiscal quarter ended March 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of g8wave Holdings, Inc.

/s/ William Duke, Jr.
William Duke, Jr.
Chief Financial Officer

May 15, 2008

This certification accompanies the Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by g8wave Holdings, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the g8wave Holdings, Inc. specifically incorporates it by reference.